UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2009

IDT CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-16371	22-3415036
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Broad Street Newark, New Jersey	07102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 438-1000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On September 11, 2009, in connection with the Spin-Off (as defined and discussed more fully in Item 8.01 below), Marc E. Knoller, a named executive officer of IDT Corporation (the “Registrant”), notified the Board of Directors of the Registrant of his decision to resign as the Registrant’s Executive Vice President, effective September 14, 2009.  Following his resignation, Mr. Knoller is continuing in his role as chief executive officer of CTM Media Holdings, Inc.

Item 8.01 Other Events.

On September 14, 2009, the Registrant completed the previously disclosed tax-free spinoff (the “Spin-Off”) of its subsidiary CTM Media Holdings, Inc. (“Holdings”).  Prior to the Spin-Off, the Registrant consummated an internal restructuring of the Registrant, whereby the following subsidiaries of the Registrant were transferred to Holdings: (i) CTM Media Group, Inc.; (ii) IDT Local Media, Inc.; (iii) IDT Internet Mobile Group, which holds the Registrant’s majority interest in Idea and Design Works, LLC; and (iv) Beltway Acquisition Corporation, which holds the broadcast license of the WMET-AM radio station.

The registration statement on Form 10-12G (the “Registration Statement”) filed by Holdings under the Securities Exchange Act of 1934 became effective on September 8, 2009.  The Registration Statement includes detailed information about Holdings, the Spin-Off and related matters. An information statement setting forth the details of the Spin-Off (the “Information Statement”) was mailed to stockholders of the Registrant on September 11, 2009. The Information Statement can be found on the Investors Relations page of Holdings’ website (www.ctmholdings.com).  Approval of the Spin-Off by the Registrant’s stockholders was not required.

On September 14, 2009, the distribution date for the Spin-Off, each of the Registrant’s stockholders received one share of Holdings’ Class A common stock for every three shares of the Registrant’s common stock, one share of Holdings’ Class B common stock for every three shares of the Registrant’s Class B common stock, and one share of Holdings’ Class C common stock for every three shares of the Registrant’s Class A common stock, held at 5:00 p.m., New York City time, on August 3, 2009, which was the record date of the Spin-Off, and cash in lieu of a fractional share of our common stock.

As of August 3, 2009, there were a total of approximately 3.3 million shares of the Registrant’s Class A common stock, approximately 15.5 million shares of the Registrant’s Class B common stock and approximately 4.2 million shares of the Registrant’s common stock, issued and outstanding.

The Registrant expects that Holdings Class A common stock and Class B common stock will be quoted on the Pink OTC Markets under the symbols CTMMA and CTMMB, respectively.

Prior to the Spin-Off, the Registrant entered into a Separation and Distribution Agreement and Tax Separation Agreement with Holdings to effect the separation and provide a framework for the Registrant’s relationship with Holdings after the Spin-off. The Registrant also entered into a Master Services Agreement with Holdings which will provide for certain services to be performed by each of the Registrant and Holdings to facilitate Holdings’ transition into a separate publicly-traded company. These agreements provide, among other things, for the allocation between the Registrant and Holdings of the assets, liabilities and obligations currently owned by the Registrant and attributable to periods prior to, at and after Holdings’ separation from the Registrant, services relating to employee benefits and payroll and/or the allocation of liabilities and responsibilities relating to employee compensation and benefit plans and programs and other related matters and the administration of insurance claims. Copies of these agreements are attached as exhibits to the Amendment to the Registration Statement filed by Holdings on August 7, 2009.

In connection with the consummation of the Spin-Off, the Registrant issued a press release, a copy of which is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

 (d) Exhibits.

Exhibit No.	Document
99.1	Press Release of the Registrant, dated September 15, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDT CORPORATION

By:	/s/ James A. Courter
Name:	James A. Courter
Title:	Chief Executive Officer

Dated: September 15, 2009

EXHIBIT INDEX

Exhibit Number	Document
99.1	Press Release of the Registrant, dated September 15, 2009.